Exhibit 4.7

ADDENDUM

TO

SETTLEMENT AGREEMENT

by and between certain

Pacific Hydro Parties

and

Western Wind Energy Parties

16 November 2007

ADDENDUM TO SETTLEMENT AGREEMENT

This Addendum to Settlement Agreement (this "Addendum") is entered into as of the 16th day of November, 2007, by and between PACIFIC HYDRO PTY LTD. ACN 057 279 508 (formerly known as Pacific Hydro Ltd.), an Australian corporation; PACIFIC HYDRO INTERNATIONAL PTY. LTD. ACN 073 323 109, an Australian corporation ; PACIFIC HYDRO US HOLDINGS, INC., a Delaware corporation; WESTERN WIND ENERGY CORP., a British Columbia corporation; VERDE RESOURCES CORPORATION, an Arizona corporation; MESA WIND POWER CORPORATION (formerly known as PAMC Management Corporation), a Delaware corporation; AERO ENERGY I.I.C, a California limited liability company; EASTERN WIND POWER INC., a New Brunswick, Canada corporation; who are collectively referred to herein as the "Parties."

Recitals

A.

This Addendum relates to that certain Settlement Agreement (the "Settlement Agreement") dated as of September 28, 2007 by and between the Parties.

B.

All capitalized terms not otherwise defined in this Addendum have the meanings given to them in the Settlement Agreement.

C.

Following execution of the Settlement Agreement, the parties have selected a Transaction Agent other than Commerce Escrow Company to act as Transaction Agent and have modified the Joint Instructions. A copy of the revised Joint Instructions (the "Revised Instructions"), which is entitled "Transaction Agreement," is attached to this Addendum as Exhibit A.

E.

The Parties wish to amend the Settlement Agreement to reflect the change in the identity of the Transaction Agent, that the Revised Instructions are being substituted for the form of Instructions attached as Schedule G to the Settlement Agreement, and certain other changes.

Terms and Conditions

Now, therefore, the Parties hereby agree as follows:

1.

The phrase "Commerce Escrow Company of Los Angeles, California" in Section 7.1 of the Settlement Agreement is hereby stricken and replaced with the phrase "U.S. Bank, National Association."

2.

The phrase "Los Angeles, California" in Section 8.15 of the Settlement Agreement is hereby stricken and replaced with the phrase "Seattle, Washington."

2.

The Joint Instructions in the form attached as Schedule G to the Settlement Agreement are hereby replaced and superseded in all respects by the Revised Instructions. All references in the Settlement Agreement to the Joint Instructions or to Schedule G shall be deemed to refer to the Revised Instructions.

3.

The phrase "hereby authorizes Commerce Escrow Company (the ‘Transaction Agent’) to file a Termination Statement... " in the first sentence of the UCC Termination Authorization, attached as Schedule K to the Settlement Agreement, is hereby stricken and replaced by the phrase "hereby authorizes U.S. National Bank, National Association (the 'Transaction Agent') to file a Termination Statement... ".

ADDENDUM TO SETTLEMENT AGREEMENT – Page 1

4.

Section 7.3 of the Settlement Agreement is hereby amended by striking the words "second, business day" and replacing them with the words "third business day."

5.

The following sentence is hereby added as a new Section 1.4: The terms "business day" and "business days" as used in this Agreement shall include all days other than Saturdays, Sundays, national holidays commonly observed in the United States of America, and November 23, 2007, which is the Friday following Thanksgiving Day 2007.

6.

Schedule L to the Settlement Agreement, consisting of forms of consents to dismissal or discontinuance of claims asserted in the Actions, is hereby amended by adding to Schedule L the two-page document attached hereto as Exhibit B.

7.

Except as provided herein, the Settlement Agreement and the schedules thereto are unchanged.

8.

This Addendum may be signed in any number of counterparts. All such counterparts, taken together, will be deemed to constitute one and the same instrument. Signed counterparts of this Addendum may be delivered by facsimile transmission and, when so delivered, such signed counterparts shall have the same effect as delivery of signed originals. Any party that delivers its signature by facsimile transmission will also promptly deliver the original signed counterpart to the Contact Person for the other Parties by overnight express courier; however, failure to deliver the original signed counterpart shall not invalidate this Addendum.

IN WITNESS WHEREOF the Parties have executed this Addendum as of the date first above written.

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___Director Corporate Secretary_________________	Its ___Director__________________________________

PACIFIC HYDRO INTERNATIONAL PTY. LTD. CAN 073 323 109	EASTERN WIND POWER INC.

By _____/signed/__________________________________	By ______________________________________________
Its ___Director Corporate Secretary_________________	Its ____________________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

ADDENDUM TO SETTLEMENT AGREEMENT – Page 2

4.

Section 7.3 of the Settlement Agreement is hereby amended by striking the words "second, business day" and replacing them with the words "third business day."

5.

The following sentence is hereby added as a new Section 1.4: The terms "business day" and "business days" as used in this Agreement shall include all days other than Saturdays, Sundays, national holidays commonly observed in the United States of America, and November 23, 2007, which is the Friday following Thanksgiving Day 2007.

6.

Schedule L to the Settlement Agreement, consisting of forms of consents to dismissal or discontinuance of claims asserted in the Actions, is hereby amended by adding to Schedule L the two-page document attached hereto as Exhibit B.

7.

Except as provided herein, the Settlement Agreement and the schedules thereto are unchanged.

8.

This Addendum may be signed in any number of counterparts. All such counterparts, taken together, will be deemed to constitute one and the same instrument. Signed counterparts of this Addendum may be delivered by facsimile transmission and, when so delivered, such signed counterparts shall have the same effect as delivery of signed originals. Any party that delivers its signature by facsimile transmission will also promptly deliver the original signed counterpart to the Contact Person for the other Parties by overnight express courier; however, failure to deliver the original signed counterpart shall not invalidate this Addendum.

IN WITNESS WHEREOF the Parties have executed this Addendum as of the date first above written.

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

PACIFIC HYDRO INTERNATIONAL PTY. LTD. CAN 073 323 109	EASTERN WIND POWER INC.

By ______________________________________________	By _____/signed/__________________________________
Its ____________________________________________	Its ___CEO____________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CEO____________________________________	Its ___SECRETARY_____________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CFO____________________________________	Its ___MANAGER______________________________

ADDENDUM TO SETTLEMENT AGREEMENT – Page 2

EXHIBIT A

THE REVISED INSTRUCTIONS

[See following Transaction Agreement and Schedules I and II thereto.]

ADDENDUM TO SETTLEMENT AGREEMENT – Page 3

EXECUTION COPY

TRANSACTION AGREEMENT

Pursuant to this Transaction Agreement (this "Agreement"), dated November ___, 2007, the Depositors identified below (the 'Depositors") hereby establish a transaction account (the "Account") with U.S. Bank National Association, a national banking association ("Agent"), to be maintained and administered in accordance with the following terms and conditions:

Certain documents and funds described in the Instructions of Depositors attached hereto as Schedule I and by this reference incorporated herein (the "Assets") will be deposited in the Account upon delivery thereof to the Agent in the manner and at the times) specified in the said Schedule I. Agent is hereby authorized and directed by each of the Depositors to hold, deal with and dispose of the Assets as provided in the Instructions set forth in Schedule 1; subject, however, to the terms and conditions set forth below, which in all events, shall govern end control over any contrary or inconsistent provisions contained in Schedule 1. References herein to "this Agreement," "herein," 'hereof," "hereunder," and similar words and phrases are intended to include all of the provisions of this Agreement, including its schedules.

1.

Agent's Duties. Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and its schedules, and Agent shall not be subject to, or obliged to recognize, any other agreement between any or all of the Depositors or any other persons even though reference thereto may be made herein; provided, however, this Agreement may be amended at any time or times by Joint Instructions, as that term is defined in paragraph 2.2(c) of Schedule I. Agent shall not be subject to or obligated to recognize any notice, direction or instruction of any or all of the parties hereto or of any other person, except as expressly provided for and authorized in Schedule I and in performing any duties under this Agreement, Agent shall not be liable to any Party for consequential damages (including, without limitation lost profits), losses, or expenses, except for gross negligence or willful misconduct on the part of Agent.

2.

Court Orders or Process. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, Agent will not be required to determine the controversy or to take any action regarding it. However, in the event of any such controversy, Agent shall not suspend performance under this Agreement, but rather shall comply in all respects with paragraph 9.1 of Schedule I. Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Account, the Assets or this Agreement, without determination by the Agent of such court's jurisdiction in matter. If any Assets are at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judegement or decree which it is advised by legal counsel of its own choosing is binding, upon it; and if Agent complies with any such order writ, judgment or decree, it shall not be liable to any of the Depositors or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated , in which case, Agent shall immediately resume acting in compliance with this Agreement.

Transaction Agreement - Page 1

3.

Agent's Actions and Reliance. Agent shall not be personally liable for any act taken or omitted by it hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. Agent shall also be fully protected in relying upon any written notice, instruction, direction, certificate or document which in good faith it believes to he genuine.

4.

Agent Responsibility. Agent shall not be responsible or liable for the sufficiency or accuracy of the form, execution, validity or genuineness of documents, instruments or securities now or hereafter deposited in the Account, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein. Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Agreement.

5.

Investments. if the Settlement Amount (as that term is defined in Schedule 1) is received by Agent and Agent is not able, for reasons beyond its control or due to Agent's compliance with a court order, injunction, or stay, to disburse the Settlement Amount as required by Schedule I, Agent is hereby directed (unless specifically precluded from doing so by a court order, injunction, or stay) to invest the Settlement Amount in the U.S. Bank Money Market Savings account. Depositors acknowledge that the U.S. Bank Money Market account is a U.S. Bank National Association ("U.S. Bank") interest-bearing money market deposit account designed to meet the needs of U.S. Bank's Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit with U.S. Bank, but only upon the occurrence of the above- described circumstances. The following provisions shall apply if Agent deposits the Settlement Amount into the U.S. Bank Money Market Savings account under the foregoing conditions. U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates currently offered on the accounts are determined at U.S. Bank's discretion and may be tiered by customer deposit amount. The owner of the accounts is U.S. Bank as Agent for its trust customers. U.S. Bank's trust department performs all account deposits and withdrawals. Each customer's deposit is insured by the Federal Deposit Insurance Corporation up to $100,000. Any and all interest earned on the Proceeds after the deposit shall be added to the Settlement Amount and shall become a part thereof. Agent shall thereafter hold, maintain and utilize the Settlement Amount pursuant to the terms and conditions of this Agreement. The party to whom the Settlement Amount is to he paid, Pacific Hydro US Holdings, Inc. ("PHUS") shall provide Agent with a W-9 or W-8 IRS tax form prior to the disbursement of the Settlement Amount and Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws. A statement of citizenship will be provided by PHUS if requested by Agent. Agent shall not be responsible for maximizing the yield on the Settlement Amount. Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

6.

Notices/Directions to Agent. Notices and directions to Agent from Depositors, or from other persons authorized to give such notices or directions as expressly set forth in Schedule I, shall be in witting and signed by an authorized representative as identified pursuant to Schedule I, and shall not be deemed to be given until actually delivered to Agent as specified in paragraph 8.1 of Schedule I. Agent shall not be responsible or liable for the authenticity or accuracy of notices or directions properly given hereunder if the written form and execution thereof on its face purports to satisfy the requirements applicable thereto as set forth in Schedule 1, as determined by Agent in good faith without additional confirmation or investigation.

Transaction Agreement - Page 2

7.

Books and Records. Agent shall maintain books and records regarding its administration of the Account, and the deposit, investment, and disbursement or transfer of Assets, shall retain copies of all written notices and directions sent or received by it in the performance of its duties hereunder, and shall afford each Depositor reasonable access, during regular business hours, to review and make photocopies (at the requesting Depositor’s cost) of the same.

8.

Disputes Aniline Depositors and/or Third Parties. In the event Agent is notified of any dispute, disagreement or legal action between or among any of the Depositors, and/or any third parties, relating to or arising in connection with the Account, the Assets or the performance of the Agent's duties under this Agreement, the Agent shall comply in all respects with the provisions of Schedule I, and shall not be entitled to suspend further performance hereunder, or to retain and hold the Assets then in the Account, or to take no further action with respect thereto.

9.

Notice by Agent. Any notices which Agent is required or desires to give hereunder to any of the

Depositors shall be in writing and may be given as provided in paragraph 8.1 of Schedule I. Whenever under the terms here-of the time for Agent's giving a notice or performing an ace falls upon a Saturday, Sunday, or national holiday commonly observed in the United States of America, such time shall be extended to the next business day.

10.

Legal Counsel. if Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with the Account or this Agreement, or in case Agent becomes involved in litigation on account of being Agent hereunder or on account of having received property subject hereto, then in either case, its costs, expenses, and reasonable attorney's fees shall be paid jointly and severally by the Depositors.

11.

Agent Compensation. Agent shall be paid a fee for its services as set forth on Schedule II attached hereto and incorporated herein, which shall be subject to increase upon notice sent to Depositors, and reimbursed for its reasonable costs and expenses incurred in connection with its role as Agent hereunder. If Agent's fees, or reasonable coats or expenses. provided for herein, ate not paid within ten (10) business days after Agent delivers an invoice or statement setting forth the amount of the costs and expenses, Agent shall have the right to sell such portion of the Assets held in the Account as necessary and reimburse itself therefor from the proceeds of such sale or from the cash held in the Account. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service rot provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if Agent is made a Party to, or intervenes in, any litigation pertaining to this transaction or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and reasonable expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at arty time held by Agent in this transaction until such compensation, fees, costs, and expenses are paid. The Parties jointly and severally promise to pay these sums within ten (10) business days following demand. Unless otherwise provided, the Depositors each will pay one-half of all Agent's usual charges. The Depositors and their respective successors and assigns agree jointly and severally to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or reasonably incurred by Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its

Transaction Agreement - Page 3

subject matter. This indemnification shall not affect any indemnification or contribution rights of the Depositors between themselves. Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

12.

Agent Resignation and Removal, It is understood that Agent reserves the right to resign at any time by giving written notice to the Depositors of its resignation, specifying the effective date thereof, which shall not be less than 30 days following the date the notice is given. Within 30 days after receiving the aforesaid notice, the Depositors agree to appoint a successor transaction agent to which Agent may transfer the Assets then held in the Account, less any unpaid fees, costs and expenses. If a successor transaction agent has not been appointed and has not accepted such appointment by the end of the 30-day period, Agent may apply to a federal or state court of competent jurisdiction sitting in either Seattle, Washington or Los Angeles, California for the appointment of a successor transaction agent, and the costs, expenses and reasonable attorney's fees which Agent incurs in connection with such a proceeding shall be paid, jointly and severally, by the Depositors. Agent also may be jointly removed from the position of transaction agent upon no less than 30 days' written notice through delivery of Joint Instructions to Agent informing Agent of its removal, provided that a successor transaction agent is identified in the removal notice or within further Joint Instructions delivered to Agent within the 30-day period following Agent's receipt of the removal notice. Agent's duties under this Agreement shall continue without any charge or abatement throughout the period following the delivery of any resignation or removal notice and continuing until the effective date and time of the resignation or removal. No resignation will take effect until all of the following have occurred: (a) a successor transaction agent has been identified, either in Joint Instructions or by court order, (b) the successor has accepted the appointment, and (c) Agent has delivered all Assets it is then holding, less any unpaid fees, costs and expenses, to the successor transaction agent.

13.

Transaction Termination. The transaction that is the subject of this Agreement is contemplated to conclude by April 25, 2008, or within two business days thereafter. If, for any reason, the transaction is not timely completed and the Assets are not by then disbursed in accordance with Schedule I, Agent shall continue acting as Agent (subject to the resignation and removal provisions of this Agreement) until the Assets are distributed as provided in Schedule I or as otherwise directed by a court order.

14.

Governing Law. This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Washington.

15.

Automatic Succession. Any company into which Agent may be merged or with which it may be consolidated, or any company to whom Agent may transfer a substantial amount of its escrow-related business, shall be the successor to Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding; provided, however, that such successor shall assume and be bound to perform all of Agent's duties under this Agreement.

16.

Disclosure. The parties hereto hereby agree not to use the name of U.S. BANK NATIONAL ASSOCIATION to imply an association with the transaction other than that of a legal transaction agent.

17.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this

Transaction Agreement - Page 4

Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

18.

Acceptance by Agent. As evidenced by its signature below, Agent hereby agrees to hold, deal with and disburse the Assets at any time delivered to it in connection with this Agreement in accordance with this Agreement.

IN WITNESS WHEREOF, the undersigned have affixed their signatures and hereby adopt as part of this instrument Schedules I and II, which are incorporated by reference.

DEPOSITORS:

PACIFIC HYDRO PTY. LIMITED	PACIFIC HYDRO US HOLDINGS, INC.

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___Director Corporate Secretary_________________	Its ___Director__________________________________

PACIFIC HYDRO INTERNATIONAL PTY LTD.	EASTERN WIND POWER INC.

By _____/signed/__________________________________	By ______________________________________________
Its ___Director Corporate Secretary_________________	Its ____________________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By ______________________________________________
Its ______________________________________________

Note: Notices and Closing Documents shall be delivered as provided in paragraph 8.1 of Schedule I.

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Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

18.

Acceptance by Agent. As evidenced by its signature below, Agent hereby agrees to hold, deal with and disburse the Assets at any time delivered to it in connection with this Agreement in accordance with this Agreement.

IN WITNESS WHEREOF, the undersigned have affixed their signatures and hereby adopt as part of this instrument Schedules I and II, which are incorporated by reference.

DEPOSITORS:

PACIFIC HYDRO PTY. LIMITED	PACIFIC HYDRO US HOLDINGS, INC.

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

PACIFIC HYDRO INTERNATIONAL PTY LTD.	EASTERN WIND POWER INC.

By ______________________________________________	By _____/signed/__________________________________
Its ____________________________________________	Its ___CEO____________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CEO____________________________________	Its ___SECRETARY_____________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CFO____________________________________	Its ___MANAGER______________________________

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By ______________________________________________
Its ______________________________________________

Note: Notices and Closing Documents shall be delivered as provided in paragraph 8.1 of Schedule I.

Transaction Agreement - Page 5

SCHEDULE I

INSTRUCTIONS OF DEPOSITORS

November 16, 2007	EXECUTION COPY

TO: US. BANK NATIONAL ASSOCIATION

NOTE:   THESE INSTRUCTIONS ARE AN INTEGRAL PART OF THE TRANSACTION AGREEMENT BETWEEN THE TRANSACTION AGENT AND THE PARTIES PROVIDING THESE INSTRUCTIONS, DATED OF EVEN DATE HEREWITH.

I. Parties

1.1

You are hereby appointed, and by your signature below you agree to serve, as the Transaction Agent (the "Transaction Agent" ) In connection with certain transactions contemplated in n Settlement Agreement (the "Settlement Agreement") dated as of September 28, 2007, by and between the Pacific Parties and the WWE Parties (as those terms as defined below). This letter constitutes instructions (these "Instructions") that are hereby delivered to you jointly on behalf of the following parties:

(a)

PACIFIC HYDRO PTY LTD. (formerly known as Pacific Hydro Ltd.), an Australian corporation ("PHL"); PACIFIC HYDRO INTERNATIONAL PTY. LTD., an Australian corporation ("PHI"); PACIFIC HYDRO US HOLDINGS, INC., a Delaware corporation ("PHUS"); who are collectively referred to herein as the "Pacific Parties."

(b)

WESTERN WIND ENERGY CORP., a British Columbia corporation ("WWE"); VERDE RESOURCES CORPORATION, an Arizona corporation ("Verde"); MESA WIND POWER CORPORATION (formerly known as PAMC Management Corporation), a Colorado corporation ("Mesa"); AERO ENERGY LLC, a Delaware limited liability company ("Aero"); EASTERN WIND POWER INC, a New Brunswick, Canada corporation ("Eastern Wind"); who are collectively referred to herein as the "WWE Parties."

(c)

As used herein, the Pacific Parties and the WWE Parties are jointly and severally referenced as the "Parties."

1.2

You shall follow only these instructions and Written Instructions (as defined below) delivered to you by the Appropriate Party (as defined below). You are not subject to, nor required to interpret or comply with, nor determine if any person has complied with, the Settlement Agreement err any other agreement between or among the Parties, even though reference thereto may be made herein, or to comply with any notice, instruction, direction, request, or other

U.S. Bank National Association November 16, 2007 Page 2 of 26	EXECUTION COPY

communication, paper or document other than as expressly set forth in these Instructions.

II.  Definitions

2.2

The following capitalized terms shall have the corresponding meaning used in these Instructions.

(a)

"Appropriate Party" means the party to these instructions designated as the Appropriate Party to deliver Written instructions.

(b)

"Forbearance Period" means the period beginning September 28, 2007, and ending on the close of business on the earlier of (i) subject to the provisions of paragraph 6.1(e), the date PHUS gives Written Instructions that a Special WWE Default has occurred (as referenced in paragraph 6 of these Instructions); or (ii) April 25, 2008.

(c)

"Joint instructions" means Written Instructions issued by both PHUS and WWE.

(d)

"Mesa Shares" means all of the common stock of Mesa. The Mesa Shares are now, and at the time of delivery into your hands will be, evidenced by a sole stock certificate issued as Certificate No. 57 in the name of PAMC Management Corporation (as Mesa was formerly known), a copy of which is attached hereto as Exhibit A.

(e)

"Payment Date" means the date within the Settlement Period on which the WWE Parties deliver to you the Settlement Amount, with instructions that the Settlement Amount be delivered to PHUS, which instructions you are not barred by law from following and which you are otherwise able to follow.

(f)

"Phase II Deposit Date" means the date so designated to you in Joint Instructions.

(g)

"Settlement Amount" means the sum of U.S. $11,865,919, plus all interest that has accrued thereon since September 28, 2007 and that accrues thereon hereafter through the Payment Date, all at the rate of 2.25 percent above the 30 day London Inter-Bank Offered Rate ("LIBOR"), as set forth on Reuters Page LIBOR01 (or, if that source is discontinued, any similar source setting forth LIBOR that is selected by you).

U.S. Bank National Association November 16, 2007 Page 3 of 26	EXECUTION COPY

(h)

"Settlement Period" means the period beginning September 28,2007, and ending on the close of business on April 25,2008.

(i)

"Written Instructions" means instructions in a tangible medium capable of being read in the English language and purporting to come from an authorized signatory of (a) PHUS on behalf of the Pacific Parties for instructions where the Pacific Parties are the Appropriate Party; or (b) WWE on behalf of the WWE Parties for instructions where the WWE Parties are the Appropriate Party; (c) PHUS on behalf of the Pacific Parties and WWE on behalf of the WWE Parties. for Joint Instructions; or (d) the Appropriate Party expressly designated in these instructions. Written Instructions may be accepted by you pursuant to the standards set forth in paragraph 9.1.

2.3

Additional capitalized terms shall have the meanings set forth in the body of these Instructions.

III. Closing Documents

3.3

You are to receive the following documents (the "Closing Documents" by no later than the Phase II Deposit Date:

(a)

From the WWE Parties:

(i)

The original certificate of all of the issued and outstanding Mesa Shares, as shown on Exhibit A  to these Instructions.

(ii)

An assignment of the Mesa Shares separate from certificate, duly executed by Verde in blank in the form attached hereto as Exhibit B (the "Stock Powers").

(iii)

Executed and undated originals of the signed Resignations (the "Resignations") of Mesa's officers and of members of Mesa's board of directors, substantially in the form set forth in Exhibit C to these Instructions. (Collectively, the Mesa Shares, the Stock Powers and the Resignations are referred to herein as the "Mesa Collateral.").

(iv)

Executed and dated resolution of Mesa's Board of Directors (the "Mesa Resolution"), substantially in the form attached as Exhibit D to these Instructions

(b)

From PHUS:

U.S. Bank National Association November 16, 2007 Page 4 of 26	EXECUTION COPY

(i)

An undated UCC termination statement filing authorization (the "UCC Termination Authorization"), executed by PHUS substantially in the form attached as Exhibit E to these Instructions.

(ii)

Wiring instructions which may be used and relied upon by the Transaction Agent for the disbursement of all amounts due and payable to any and all of the Pacific Parties pursuant to these Instructions (the "Pacific Wiring Instructions"). The Pacific Wiring Instructions may be amended from time to time by Written Instructions for which PHUS or PHI is the Appropriate Party.

(c)

From PHI:

(i)

An executed letter (the "NLG Letter") to the New York branch of Norddeutsche Landesbank Gtrozentrale, substantially in the foam attached as Exhibit F  to these Instructions.

(e)

From each of the named parties in the court actions (the "Actions"), identified in Exhibit G to these Instructions:

(i)

Original undated consents to the Dismissals or Discontinuance of each of the Actions, substantially in the forms attached as Exhibit H, executed by the party or by its counsel of record as listed in Exhibit G to these Instructions (the "Consents").

IV. Calculation of the Settlement Amount

4.1

The Settlement Amount shall be calculated by you, as follows: Within four (4) business days of receipt of a written request of any of the Pacific Parties or any of the WWE Parties (a "Payoff Request"), which request shall not be made more than five times during the term of these Instructions, you shall provide a payoff sheet (a "Payoff Sheet") to all of the contact persons referenced in paragraph 8.1 below reflecting a written calculation of the entire Settlement Amount (including both principal and interest) for each of the seven (7) days following the date of delivery of the Payoff Sheet. Adjustments in LIBOR occurring in the seven-day period following delivery of the Payoff Sheet shall not affect the amount set forth in the Payoff Sheet. All determinations made by the Transaction Agent with respect to calculation of the Settlement Amount shall be conclusive for all purposes and binding on all parties hereto, absent a. showing of clear error that is brought to the Transaction Agent's attention in writing by any of the Parties, with a copy to the other Parties' contact persons as identified in paragraph 8.1 below, within twenty-four hours following the Transaction Agent's delivery of the Payoff Sheet to all of the Parties contact persons. In the event of such error,

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the Transaction Agent shall promptly provide an amended Payoff Sheet to the Parties.

4.2

If LIBOR becomes unavailable, any of the WWE Parties may request that PHUS designate a successor index for the calculation of interest (an "Index Request") and PHUS shall, within five (5) business days of PHUS's receipt of an index Request, irrevocably make such designation in writing to you and the WWE Parties. The same, procedure shall apply if the successor index becomes unavailable.

V.  Handling of the Closing Documents

5.1

When you have received all the documents described in Part III from the named parties, you shall:

(i)

Cause the Consents to be delivered to the legal counsel representing WWE in each of the Actions at their respective addresses as indicated on Exhibit G to these Instructions. You are authorized to date the Consents as of the date you mail them for delivery.

(ii)

Cause. the Mesa Resolution to be delivered to PHUS at the address for the Pacific Parties set forth in paragraph 8.1 below (the provisions of which paragraph shall control for all deliveries to any of the Parties contemplated hereunder).

(iii)

Cause the NLG Letter to be delivered to WWE.

(iv)

Handle the remaining closing documents as provided below.

5.2

You are to hold the Mesa Collateral on behalf of PHUS in either Los Angeles, California or Seattle, Washington (at an address that you will disclose to the Parties within one week after the Mesa Collateral is delivered to you) at all times following the Phase II Deposit Date and continuing until the earliest occurrence of any of the following:

(a)

5;00 p.m. U.S. Pacific Standard Time on April 25, 2008.

(b)

You have received payment of the Settlement Amount from or on behalf of one or more of the WWE Parties before the termination of the Settlement Period or the expiration of the Forbearance Period, whichever first occurs And you have caused the Settlement Amount to be disbursed to PHUS, so that PHUS receives the Settlement Amount within two (2)

U.S. Bank National Association November 16, 2007 Page 6 of 26	EXECUTION COPY

business days after the Settlement Payment is wired to your account (regardless of whether disbursement of the Settlement Amount to PHUS occurs within the Settlement Period so long as you receive the Settlement Amount within the Settlement Period).

(c)

PHUS gives you Written Instructions, as provided in Section VI below, that a Special WWE Default has occurred and the conditions of Section VI require either the delivery of the Mesa Collateral to PHUS or for you to handle the Mesa Collateral in the manner provided for in an order complying with paragraph 6.1(e).

5..3

If the Settlement Amount is received before the end of the Forbearance Period, as soon as is practicable, and in any event no more than two (2) business days after your receipt of the Settlement Amount, you shall (a) disburse the Settlement Amount to PHUS in immediately available funds via the Pacific Wiring Instructions and (b) confirm that the Settlement Amount has been deposited into the account reflected on the Pacific Wiring Instructions. As soon as is practicable following your disbursement of the Settlement Amount to PHUS and confirmation by you that the Settlement Amount has been deposited into the account reflected on the Pacific Wiring Instructions, you shall return the Mesa Collateral to Verde, deliver the UCC Termination Authorization to WWE, and (if provided with the necessary documentation), otherwise terminate all liens and security interests of the Pacific Parties in any property of the WWE Parties as designated In Written Instructions as to which PHUS or WWE is the Appropriate Party. You are authorized to date the UCC Termination Authorization and any other lien and security interest releases as of the date you deliver the Settlement Amount to PHUS in accordance with this paragraph 5.3.

5.4

If the payment and disbursement of the Settlement Amount as described in paragraph 5.2(b) or paragraph 5.3 above do not occur by the time period set forth therein, you are to promptly deliver the Mesa Collateral and the UCC Termination Authorization to PHUS, or to such assignee or designee as designated in Written Instructions from PHUS. You are authorized to date the Resignations as of the date you deliver them. You are not authorized to date or otherwise fill in the Stock Powers.

VI. Procedures Regarding Special WWE Defaults

6.1

lf, prior to the end of the Settlement Period, you receive Written Instructions from PHUS under penalty of perjury stating that a Special WWE Default has occurred, the following procedure shall apply:

U.S. Bank National Association November 16, 2007 Page 7 of 26	EXECUTION COPY

(a)

The Written instructions shall be accompanied by (a) a statement, of the nature of the alleged Special WWE Default and the basis for PHUS's assertion that the Special WWE Default meets the definition set forth in Section 16.2 of the Settlement Agreement; and (b) written evidence that a copy of the Written Instructions has been provided substantially contemporaneously to the contact persons for the WWE Parties identified In paragraph 8.1 below. You shall be under no obligation to determine the existence of a Special WWE Default or the truth or adequacy of the statement by PHUS in the Written Instructions.

(b)

If, within five business days after your receipt of Written Instructions alleging a Special WWE Default, you have not received from Verde Written Instructions denying under penalty of perjury that a Special WWE Default has occurred, you shall promptly deliver the Mesa Collateral to PHUS or to such assignee or designee as designated in Written Instructions from PHUS. You are authorized to date the Resignations as of the date you deliver them. You are not authorized to date or otherwise fill in the Stock Powers.

(c)

If, within five business days after your receipt of Written Instructions alleging a Special WWE Default, Verde delivers Written Instructions to you, made under penalty of perjury, denying that a Special WWE Default has occurred and stating a basis for why the assertion by PHUS in the Written Instructions referenced in paragraph 6.1(a) above is untrue, you shall take no action regarding the Mesa Collateral for seven business days after your receipt from PHUS of the Written Instructions referenced in paragraph 6.1(a) above, unless you receive Written Instructions from Verde withdrawing the Written Instructions denying that a Special WWE Default has occurred (In which case you shall proceed as though paragraph 6.1(b) were applicable). You shall be under no obligation to determine the existence of a Special WWE Default or the truth or adequacy of the statement by Verde in the Written Instructions.

(d)

If, within the seven-day period referenced in paragraph 6.1(c), you have received no notice of the issuance or existence of a judicially issued or statutorily imposed restraining order, injunction, or stay that prohibits you from delivering the Mesa Collateral to PHUS, you shall promptly deliver the Mesa Collateral to PHUS or to such assignee or designee as designated in Written Instructions from PHUS. You are authorized to date the Resignations as of the date you deliver them. You are not authorized to date or otherwise fill in the Stock Powers.

U.S. Bank National Association November 16, 2007 Page 8 of 26	EXECUTION COPY

(e)

If, within the seven-day period referenced in paragraph 6.1(c), you receive notice of the issuance or existence of a restraining order, injunction, or stay that prohibits you from delivering the Mesa Collateral to PHUS, you shall comply with the terms thereof, pending expiration or termination thereof. The Forbearance Period Shall be deemed to have been reinstated through the pendency of such an order.

(f)

If the conditions in paragraph 6.1(e) apply at any time, and subsequently you determine that there is no then-effective restraining order, injunction or stay that prohibits you from delivering the Mesa Collateral to PHUS, you shall promptly deliver the Mesa Collateral to PHUS or to such assignee or designee as designated in Written Instructions from PHUS. You are authorized to date the Resignations as of the date you deliver them. You are not authorized to date or otherwise fill in the Stock Powers.

VII. Costs

7.1

For acting as Transaction Agent in this matter, you shall be entitled to receive reasonable compensation as provided in Schedule u to the Transaction Agreement to which these Instructions are attached as Schedule I. The Acceptance Fee of U.S. $1,000,00, the Transaction Fee of U.S. $1,500.00, and applicable taxes thereon in the amount of U.S. $220.00 all shall be paid within two (2) business days following the date you deliver a copy of these Instructions, signed by you in the space provided below to evidence acceptance, to the Parties' contact persons identified in paragraph 8.1 below. Your reimbursement for all reasonable out-of-pocket costs incurred in complying with these Instructions and for Extraordinary Services, as defined in Schedule II, shall be paid within ten (10) business days following your submission of each invoice reflecting such costs to the Parties' contact persons.

7.2

Your fees and costs are to be paid in equal halves in United States Dollars by (a) the WWE Parties and (b) the Pacific Parties.

7.3

If hereafter requested to do so by any of the WWE Parties, you are authorized to act on behalf of any of the WWE Parties and any other persons designated by them with respect to any closing relating to the funding of the Settlement Amount. Your fees for such actions shall be as determined among yourself, the WWE Parties and such other persons. In no event shall any of the Pacific Parties be liable for any of such fees.

U.S. Bank National Association November 16, 2007 Page 9 of 26	EXECUTION COPY

VIII. Party Contact Information

8.1

Subject to the provisions of paragraphs 8.4 and 8.5 below, pertaining to delivery of original instruments and documents and the Settlement Amount to the Transaction Agent, any notices or deliveries of documents, instruments, or other items to be made under these Instructions shall be made to the following persons using the contact information shown below:

If to any one or more of the WWE Parties:

Western Wind Corporation

632 Poster Avenue, Coquitlam, BC V3JL27

Attn: Jim Henning

Facsimile:   +1-604-677-5212

Email:   jhenning@shaw.ca

With a copy to:

Chadbourne & Parke LLP

350 South Grand Avenue, Suite 3300

Los Angeles, CA 90071

Attn: Edward W. Zaelke and Robin D. Ball

Facsimile:   +1- 213-622-9865

Email:   ezaelke@chadbourne.com; rball@chadbourne.com

If to any one or more of the Pacific Parties.

Pacific Hydro International Pty Ltd.

Level 10

474 Flinders Street

Melbourne, VIC, 3000, Australia

Attn: Company Secretary

Facsimile:   +61-3-9620-4433

Email:   mziemer@pacifichydro.com.au

With a copy to:

Stoel Rives LLP

600 University St., Ste. 3600

Seattle, WA 98101 USA

Attention: Alan it Merkle, Richard L. Goldfarb, and Andrew A. Guy

Facsimile:   +1-206-386-7500

Email:   armerkle@stoel.com; rlgoldfarb@stoel.com; aaguy@stoel.com

U.S. Bank National Association November 16, 2007 Page 10 of 26	EXECUTION COPY

If to Transaction Agent:

U.S. Bank Corporate Trust Services

60 Livingston Avenue, EP-MN-WS3T

St. Paul, MN 55107-2292

Attn. Scott Kjar

Facsimile:   (651) 495-8108

Email:   scott.kjar@usbank.com

With a copy of any and all Joint Instructions and Written Instructions (and the originals of the other original documents and original instruments, including the Closing Documents, and other tangible goods or property other than the Settlement Amount) to:

U.S. Bank, N.A.

1420 5th Avenue, 7th Floor PD-WA-T7CT

Seattle, WA 98101

Attn: Shirley Young

Facsimile:   (206) 344 4630

Email:

shirley.young@usbank.com

8.2

All notices and instructions to be given pursuant to these Instructions shall be in writing and, if they are not accompanied by physical delivery of any item, may be delivered in any one or more of the following ways: (a) by personal hand- delivery or by delivery via a nationally-recognized next-business-day courier service ("Courier"), such as Federal Express or United Parcel Service, delivery and shipping charges prepaid, to the contact persons for each of the recipients at the respective address shown above, (b) by facsimile transmission directed to the contact persons for each of the recipients and faxed to all of the respective fax numbers shown above for recipients, or (c) by email sent to the contact persons at their respective email addresses shown above for the recipients. Delivery shall be deemed complete upon successful hand delivery, Courier delivery, fax delivery, or email delivery, whichever shall first occur.

8.3

Deliveries of original documents, original instruments, and tangible goods and property, other than those to be delivered to the Transaction Agent, shall be made via hand-delivery or by Courier delivery, delivery and shipping charges prepaid, to the corporate address of the respective party shown above or to such other address as the respective contact persons may direct in a writing delivered pursuant to these notice provisions prior to initiation of shipment of the items.

U.S. Bank National Association November 16, 2007 Page 11 of 26	EXECUTION COPY

8.4

Deliveries of original documents, original instruments, and tangible goods and property to be delivered to the Transaction Agent (other than the Settlement Amount) shall he made via hand-delivery or by Courier delivery, delivery and shipping charges prepaid, to the Seattle, Washington address of the Transaction Agent shown above or to such other address as the Transaction Agent may direct in a writing delivered pursuant to these notice provisions prior to initiation of shipment of the items.

8.5

Delivery of the Settlement Amount shall be made via wire transfer to the Transaction Agent's account using wire instructions that you will provide to the Parties within ten business days following mutual signing of these Instructions.

8.6

No party shall refuse or otherwise attempt to avoid delivery of any notice or other item to be delivered hereunder.

8.7

The WWE Parties, the Pacific Parties, and the Transaction Agent may change the identity of their respective contact persons or any other portions of the contact information shown above by providing written notice of such change in accordance with these notice provisions. Any such changes shall become effective upon delivery to the contact persons for the other parties.

IX. Status of the Transaction Agent

9.1

You shall be deemed the agent of each party to this Agreement on behalf of which you are holding any documents or funds for purposes of. these Instructions, except that you are acquiring possession of the Mesa Collateral solely on behalf of PHUS and shall hold it for PHUS until it is delivered to PHUS or to Verde or pursuant to court order in accordance with these instructions. In the event of a dispute or conflicting claims between the parties, prior to the end of the Settlement Period and delivery of the Mesa Collateral to Verde or Pi IUS, as applicable, in accordance with these Instructions, you shall not have the right to withhold and stop proceedings relative to this transaction or to return any documents, items or funds to the party that delivered the same, but shall have the right to file suit in interpleader in a federal or state court of competent jurisdiction sitting in either Seattle, Washington or Los Angeles, California. In the event you elect to file suit in interpleader, upon deposit of all items and funds lodged with you hereunder with the court and delivery of a copy of the interpleader pleadings and papers filed with the court to WWE and to PHUS, using the notice and delivery procedures described in paragraph 8.1, you shall be immediately and fully released from your obligations hereunder and your legal fees and costs associated with any such suit in interpleader shall be paid, jointly and severally, by the Pacific Parties and the WWE Parties,

U.S. Bank National Association November 16, 2007 Page 12 of 26	EXECUTION COPY

X. Acceptance of These Instructions

10.1

Please countersign this letter in the space provided below, as well as the Transaction Agreement to which these Instructions are attached, or to be attached, as Schedule 1, to evidence your understanding and acceptance of these Instructions and agreement to be bound by and to comply strictly with them and the provisions of the Transaction Agreement.

10.2

BY THEIR SIGNATURES BELOW, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS REPRESENTED BY COUNSEL OF ITS CHOICE AND KNOWS THE FULL RAMIFICATION OF THE PROVISIONS HEREIN CONTAINED, INCLUDING WITHOUT LIMITATIONS THE PROVISIONS OF PARAGRAPH 6.1, WHICH PROVIDE FOR THE TRANSACTION AGENT TO TAKE ACTIONS IN ACCORDANCE WITH THE STRICT PROVISIONS OF THAT PARAGRAPH NOTWITHSTANDING THAT A PARTY MAY OBJECT. TO SUCH ACTIONS. SHOULD AN ACTION AT LAW OR IN EQUITY BE BROUGHT AS A RESULT OF TRANSACTION AGENT'S COMPLIANCE WITH THESE PROVISIONS THEN EACH PARTY AGREES TO FULLY INDEMNIFY TRANSACTION AGENT, INCLUDING REASONABLE ATTORNEY FEES.

PACIFIC HYDRO PTY. LIMITED	PACIFIC HYDRO US HOLDINGS, INC.

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___Director Corporate Secretary_________________	Its ___Director__________________________________

PACIFIC HYDRO INTERNATIONAL PTY LTD.	EASTERN WIND POWER INC.

By _____/signed/__________________________________	By ______________________________________________
Its ___Director Corporate Secretary_________________	Its ____________________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

U.S. Bank National Association November 16, 2007 Page 12 of 26	EXECUTION COPY

X. Acceptance of These Instructions

10.1

Please countersign this letter in the space provided below, as well as the Transaction Agreement to which these Instructions are attached, or to be attached, as Schedule 1, to evidence your understanding and acceptance of these Instructions and agreement to be bound by and to comply strictly with them and the provisions of the Transaction Agreement.

10.2

BY THEIR SIGNATURES BELOW, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS REPRESENTED BY COUNSEL OF ITS CHOICE AND KNOWS THE FULL RAMIFICATION OF THE PROVISIONS HEREIN CONTAINED, INCLUDING WITHOUT LIMITATIONS THE PROVISIONS OF PARAGRAPH 6.1, WHICH PROVIDE FOR THE TRANSACTION AGENT TO TAKE ACTIONS IN ACCORDANCE WITH THE STRICT PROVISIONS OF THAT PARAGRAPH NOTWITHSTANDING THAT A PARTY MAY OBJECT. TO SUCH ACTIONS. SHOULD AN ACTION AT LAW OR IN EQUITY BE BROUGHT AS A RESULT OF TRANSACTION AGENT'S COMPLIANCE WITH THESE PROVISIONS THEN EACH PARTY AGREES TO FULLY INDEMNIFY TRANSACTION AGENT, INCLUDING REASONABLE ATTORNEY FEES.

PACIFIC HYDRO PTY. LIMITED	PACIFIC HYDRO US HOLDINGS, INC.

By ______________________________________________	By ______________________________________________
Its ____________________________________________	Its ____________________________________________

PACIFIC HYDRO INTERNATIONAL PTY LTD.	EASTERN WIND POWER INC.

By ______________________________________________	By _____/signed/__________________________________
Its ____________________________________________	Its ___CEO____________________________________

WESTERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CEO____________________________________	Its ___SECRETARY_____________________________

MESA WIND POWER CORPORATION	AERO ENERGY LLC

By _____/signed/__________________________________	By _____/signed/__________________________________
Its ___CFO____________________________________	Its ___MANAGER______________________________

U.S. Bank National Association November 16, 2007 Page 13 of 26	EXECUTION COPY

Acceptance by Transaction Agent

The undersigned understands and accepts the foregoing Instructions and agrees to act as the Transaction Agent and to be bound by and to comply strictly with the Instructions.

Dated this 16th day of November, 2007.

U.S. BANK NATIONAL ASSOCIATION
/s/ Shirley Young
By _____Shirley Young_____________________________
Its ___Vice President_____________________________

Exhibit A

Photocopy of Mesa Shares

[See next page.]

COPY

COPY

INCORPORATED UNDER THE LAWS OF THE

STATE OF COLORADO.

No. Shares

PAMC MANAGEMENT CORPORATION

Capital Stock

This Certifies that VERDE RESOURCES CORPORATION, an Arizona corporation is the owner of One Thousand Shares of the Capital Stock of

FULLY PAID AND NON-ASSESSABLE

PAMC MANAGEMENT CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this 25TH day of JULY 2006

James Henning

Michael Boyd

COPY

COPY

Exhibit B

Form of Assignment of Mesa Shares Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, Verde Resources Corporation ("Verde"), an Arizona corporation, hereby irrevocably sells, assigns and transfers unto _______________________________, and the successors, assigns and personal representatives thereof, all of the outstanding shares of the Common Stock of Mesa Wind Power Corporation, (formerly known as PAMC Management Corporation), a Colorado corporation (the "Corporation"), standing in the name of Verde on the books of the Corporation, all of which are represented by Certificate Number 57, delivered herewith, and does hereby irrevocably constitute and appoint _______________________________ to transfer said stock on the books of the within named Corporation with full power of substitution in the premises. The undersigned acknowledges that this appointment is coupled with an interest and shall not be revocable by the undersigned's dissolution or for any other reason.

DATED: __________________, 2007

VERDE RESOURCES CORPORATION

By _____________________________________________
Name: __________________________________________
Title: ___________________________________________

Exhibit C

Form of Resignation of Mesa's Officers and Directors

MESA WIND POWER CORPORATION

RESIGNATION OF OFFICER/DIRECTOR

In accordance with the Settlement Agreement by and between Western Wind Energy Corp., Mesa Wind Power Corporation (formerly known as PANIC Management Corporation), Pacific Iiydro International Pty. Ltd, Pacific Hydro US Holdings, Inc. and others, dated September 28, 2007, I hereby resign as (check one or both, as applicable): [   ] a director; and /or [   ] an officer of Mesa Wind Power Corporation, effective immediately upon the acceptance of my resignation.

Dated: ______________________, 2007	Signature: _______________________________________

Printed Name: ____________________________________

Exhibit D

Form of the Mesa Resolution

[See following 4 pages.]

UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

MESA WIND POWER CORPORATION

The undersigned, being all of the directors of Mesa Wind Power Corporation (formerly known as PAMC Management Corporation), a Colorado corporation (the "Company"), acting by written consent without a meeting pursuant to Colorado Business Corporation Act Section 7-108-202, hereby consent to the adoption of the following resolutions effective as of September 28, 2007:

WHEREAS, the Board of Directors of the Company (the "Board") has reviewed the terms and conditions of a Settlement Agreement (the "Settlement Agreement") entered into as of September 28, 2007, by and between the Company, Verde Resources Corporation, Steel Park LLC, Western Wind Energy Corp. and others (together, the "WWE Parties") and Pacific Hydro US Holdings, Inc ('THUS") and others;

WHEREAS, pursuant to the Settlement Agreement, among other things, it is contemplated that a certain dollar amount will be paid to PHUS (the "Settlement Amount");

WHEREAS, the Settlement Agreement provides that, for so long as the Settlement Amount has not been paid to a designated agent (the "Transaction Agent"), the Company shall not: (i) enter into or consummate any transaction or commitment except in the ordinary course of its business, (ii) directly or indirectly transfer any cash or other Company property to any of the other WWE Parties or their officers, directors, members, employees, agents, or any person or entity acting on their behalf; (iii) grant or permit any encumbrances, liens, security interests, or other title defects to attach to any portion of that certain 29.9 megawatt wind facility located in the San Gorgonio Pass, near Palm Springs, California, U.S.A. (the "Mesa Project"), (iv) grant or enter into any stock warrants, stock options, or other agreements to sell or encumber any portion of the Company's shares of common stock (the "Mesa Shares"), (v) issue any additional equity interests of any kind, or (vi) revoke or modify this unanimous written consent (this "Resolution") without PHUS' prior written consent; and

WHEREAS, the Board has determined that it is in the Company's best interests to enter into the Settlement Agreement on the terms and conditions set forth above (among others), and to perform the Company's obligations thereunder; now, it is therefore

RESOLVED, that the Company be and hereby is authorized and empowered to execute and deliver the Settlement Agreement substantially in the form attached hereto as Exhibit A, and any documents, instruments and agreements related thereto (the "Ancillary Documents") in order to consummate the transactions and to perform the Company's obligations contemplated thereunder.

RESOLVED, FURTHER that for so long as the Settlement Amount remains unpaid and outstanding, the Company shall:

(i)

Operate the Mesa Project as a wind energy operation in the ordinary course of business, in accordance with the exercise of that degree of skill, care, prudence (operational and financial), foresight and operating practice which would reasonably and ordinarily be expected from operators of facilities (not being owned and operated by Government Agencies) similar to the facilities of the Company's business with the asset and operating conditions being consistent with those of the Company's business; provided, however, that the Company shall be allowed to negotiate and sign a new power purchase agreement and/or interconnection agreement with an unrelated third party on terms equal to or better than current terms in effect for the Mesa Project;

(ii)

Take no actions and make no transfers that foreseeably would result in material damage to or reduction of the Company's combined business;

(iii)

Not enter into or consummate any transaction or commitment except in the ordinary course of the Company's business; provided, however, that the Company shall be allowed to negotiate and sign a new power purchase agreement and/or interconnection agreement with an unrelated third party on terms equal to or better than current terms in effect for the Mesa Project;

(iv)

Not grant or permit any liens, security interests, or encumbrances over any portion of the Mesa Project;

(v)

Not grant or enter into any stock warrants, stock options, or other agreements to sell or encumber any portion of the Mesa Shares;

(vi)

Not issue any additional equity interests of any kind;

(vii)

Not revoke or modify this Resolution without PHUS's prior written consent as long as the Settlement Amount has not been paid to the Transaction Agent as provided in the Settlement Agreement and disbursed to PHUS;

(viii)

Not fail to provide the monthly operating reports required by Section 14.2(c) of the Settlement Agreement, nor fail to require and obtain monthly operations and maintenance reports from the Mesa Project operations and maintenance manager, which are referenced in Schedule N; and that,

(ix)

Notwithstanding the foregoing, in connection with efforts to raise or generate funds intended to be used to pay the Settlement Amount, the Company nonetheless may arrange to take any of the actions and enter into any of the transactions or commitments that would otherwise be barred by paragraphs (iii) through (vi) above, provided that the prohibited actions or transactions may not be performed or consummated unless they are part of a transaction or series of transactions that is/are closed and funded through an escrow handled by the Transaction Agent and can only close upon the payment to PHUS of the Settlement Amount, which shall be delivered to PHUS free and clear of any liens, security interests, or

RESOLVED, FURTHER that the officers of the Company, and each one of them separately and any of them together, is/are hereby authorized in the name and on behalf of the Company to execute and deliver: (i) the Settlement Agreement substantially in the form attached hereto as Exhibit A, and (ii) any and all Ancillary Documents in such farm and upon such terms as such officer deems advisable, necessary or appropriate in connection with any of the foregoing, in such form and upon such terms, and with such additions or modifications as such officer deems necessary, the approval of such terms, additions and modifications to be conclusively evidenced by the officer's execution thereof, which execution shall be conclusive evidence that the same shall have been authorized and approved by the Company in all respects.

RESOLVED, FURTHER that all acts and deeds of any officer of the Company taken prior to the date hereof to carry out the intent and purpose of the foregoing resolutions and the transactions contemplated thereby, are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company.

RESOLVED, FURTHER that the officers of the Company, each one of them separately and any of them together, is/are hereby authorized in the name and on behalf of the Company to take all such further actions (including the execution and delivery of further documents and instruments, as may be deemed necessary, appropriate or advisable) in order to carry out the intent and purpose of the foregoing resolutions and the transactions contemplated thereby, and the performance of any such further action by any officer pursuant to this resolution shall be conclusive evidence that such action has been authorized and approved by the Company in all respects.

RESOLVED, FURTHER, that the officers of the Company, each one of them separately and any of them together, is/are hereby instructed that, they shall notify any person with whom the Company does business, or proposes to do business, of the limitations on their authority set forth in the foregoing resolutions and shall instruct all agents, attorneys and employees of the Company to do the same.

RESOLVED, FURTHER, that nothing in this Resolution shall operate to prevent or impair the right to file for bankruptcy if such action is, in the good faith exercise of reasonable business judgment of the WWE Parties' respective boards of directors or similar governing bodies, deemed to be necessary as a matter of fiduciary responsibilities to creditors other than insiders, as that term is defined in Section 101(31) of Title 11 of the United States Code.

The execution of this Resolution constitutes a written waiver of any notice required by applicable law or the Company's articles of incorporation or bylaws.

This Resolution may be executed in any number of counterparts and by different directors in separate counterparts, each of which counterparts when executed will be deemed to be an original and all of which taken together will constitute one and the same consent. Delivery of an executed counterpart of a signature page of this Resolution via facsimile transmission or other electronic transmission (including, without limitation, electronic mail) will be effective as delivery of a manually executed counterpart of this Resolution.

DIRECTORS:

Dated: _____________, 2007	____________________________________ [Name]

Dated: _____________, 2007	____________________________________ [Name]

Dated: _____________, 2007	____________________________________ [Name]

Exhibit E

UCC Termination Authorization

[See following page.]

AUTHORITY TO FILE TERMINATION STATEMENTS

(Authority to Release Perfection of All Security Interests and Liens)

The undersigned, PACIFIC HYDRO US HOLDINGS, INC. ("PIIUS"), hereby authorizes US BANK, National Association, (the "Transaction Agent") to file a Termination Statement pursuant to a Settlement Agreement dated September 28, 2007 (the "Settlement Agreement"), by and between PHUS (and collectively with others, the "Pacific Parties"), Verde Resources Corporation ("Verde"), Mesa Wind Power Corporation ("Mesa" and collectively with Verde and others, the "WWE Parties"). Unless otherwise defined herein, all capitalized terms used in this Authority to File a Termination Statement (this "Authority") shall have the respective meanings assigned to such terms in the Settlement Agreement.

1.

In accordance with the Settlement Agreement, Verde has delivered to the Transaction Agent original certificates representing all of the issued and outstanding shares of Mesa's common stock (the "Mesa Certificates"). The Transaction Agent shall hold the Mesa Certificates on behalf of PHUS until the earlier occurrence of one of the following events:

(a)

the Transaction Agent delivers the Mesa Certificates to PHUS as provided in the Settlement Agreement; or

(b)

(i)          the Transaction Agent receives payment of the Settlement Amount from or on behalf of one or more of the WWE Parties via wire transfer to the Transaction Agent's account before the end of the Forbearance Period as provided in the Settlement Agreement; and

(ii)         the Transaction Agent disburses the Settlement Amount to PHUS or its assignee or designee, and PHUS or its assignee or designee receives the Settlement Amount within two business days after the Settlement Amount is wired to the Transaction Agent's account.

2.

Following the payment and disbursement of the Settlement Amount as described in Section 1(b) above, the Transaction Agent is authorized to make all filings and take all actions deemed necessary or desirable, at the direction of any of the WWE Parties or of its own accord, to release the perfection of all liens and security interests of PHUS against any and all property of any and all of the WWE Parties including, without limitation, the tiling of UCC Termination Statements, release of mortgages or similarly effective documents and the delivery of collateral to the WWE Parties, in any jurisdiction which the transaction Agent or the WWE Parties may deem necessary or appropriate.

3.

in the event that the events described in Section 1(b) above do not occur by the end of the Forbearance Period, the authority granted herein shall be null and void.

4.

This Authority and any other document referred to herein shall be binding upon, inure to the benefit of and he enforceable by, the Transaction Agent, the Pacific Parties, the WWE Parties and their respective successors and assigns.

Dated: 11-19-, 2007	PACIFIC HYDRO US HOLDINGS, INC.,
A Delaware corporation

By: ___/signed/_________________________
Its: ___Director_________________________

Exhibit  F

Form of the NLG Letter

[To be placed on PHI Letterhead]

Norddeutsche Landesbank Girozentrale

[Insert address for New York branch.]

Gentlemen:

Please be advised that none of the Pacific Parties (as defined below) has or claims any right or interest in any land owned by any of the WWE Parties (as defined below) situated in Kern County, California.

For purposes of this letter, the term "Pacific Parties" includes all of the following:

Pacific Hydro Pty Ltd. ACN 057 279 508

Pacific Hydro International Pty. Ltd. ACN 073 323 109

Pacific Hydro US Holdings, Inc.

For purposes of this letter, the term "WWE Parties" includes all of the following:

Western Wind Energy Corp.

Verde Resources Corporation

Mesa Wind Power Corporation

Aero Energy LLC

Eastern Wind Power Inc.

Sincerely,

PACIFIC HYDRO PTY LTD. ACN 057 279 508

By ________________________________

      Its _____________________________

Exhibit G

List of Actions, Parties, and Counsel of Record

Action 1:  Pacific Hydro International Pty. Ltd. v. Western Wind Energy Corp., Supreme Court of British Columbia file No. S067243.

Action 2:  Pacific Hydro International Pty. Ltd. v. Western Wind Energy Corp., Supreme Court of British Columbia file No. S067154.

With respect to both of the above-entitled actions:

Counsel for PHI:	Jonathan S. McLean Stikeman Elliott Barristers and Solicitors Suite 1700, Park Place 666 Burrard Street Vancouver, BC V6C 2X8

Counsel for WWE:	Marvin Lithwick KahnZack Ehrlich Lithwick 10711 Cambie Rd., Suite 270 Richmond, BC V6X 3G5

*********************************************************************************************

Action 3:  Pacific Hydro Pty Ltd (ABN 31 057 279 508) and Western Wind Energy Corporation, Supreme Court of Victoria at Melbourne, Commercial and Equity Division, Commercial List, file No. 2089 of 2006 folio 6045.

Counsel for PHI:	David Opperman Freehills 101 Collins Street Melbourne, Vic 3001 Australia

Counsel for WWE:	David Porter Deacons RACV Tower 485 Bourke Street Melbourne, VIC 3000 Australia

Exhibit H

Forms of Consents to Dismissals or Discontinuance of the Actions

[See following 8 pages.]

IN THE SUPREME COURT OF VICTORIA AT MELBOURNE

COMMERCIAL AND EQUITY DIVISION

COMMERCIAL LIST

Folio 6045

No. 2089 of 2006

BETWEEN

PACIFIC HYDRO PTY LTD

(ABN 31 057 Z79 508)

Plaintiff

and

WESTERN WIND ENERGY CORPORATION

Defendant

AND BETWEEN

WESTERN WIND ENERGY CORPORATION

Plaintiff by counterclaim

and

PACIFIC HYDRO PTY LTD

(ABN 31 057 279 508)

Defendant by counterclaim

MINUTE OF CONSENT ORDERS

JUDGE:	Justice Hollingworth

DATE MADE:

ORIGINATING PROCESS:	Writ

HOW OBTAINED:	By consent of the parties

ATTENDANCES:	No attendance required

OTHER MATTERS:	Nil

THE COURT ORDERS BY CONSENT 'THAT:

1.

The proceeding be dismissed.

2.

The counterclaim be dismissed.

3.

No order as to costs.

2

_______________________________________________	_______________________________________________
Freehills	Deacons
Solicitors for the Plaintiff	Solicitors for the Defendant

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

ORDER

	))	_____________ day, the
BEFOFRE	))	_____________ day of
	))	_____________ , 2007

ON THE APPLICATION of the Plaintiff, Pacific Hydro International Pty. Ltd., without a hearing and by consent:

THIS COURT ORDERS that

1.

the Defendant's counterclaim be dismissed without costs; and

2.

such dismissal be for all purposes of the same force and effect as if the Order had been pronounced at the trial of this counterclaim on its merits.

Consented to:

_____________________________________

Solicitor for the Plaintiff

Jonathan S. McLean

_____________________________________

Solicitor for the Defendant

Marvin Lithwick

By the Court.

Registrar

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

WAIVER OF COSTS

The Defendant, Western Wind Energy Corp., hereby waives any entitlement it has to costs and disbursements in this proceeding as a result of the Plaintiff, Pacific Hydro International Pty. Ltd. filing a Discontinuance.

Dated: ______________________, 2007	___________________________________________________
Solicitor for the Defendant

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

ORDER

	))	_____________ day, the
BEFOFRE	))	_____________ day of
	))	_____________ , 2007

ON THE APPLICATION of the Plaintiff, Pacific Hydro International Pty. Ltd., without a hearing and by consent:

THIS COURT ORDERS that

1.

the Defendant's counterclaim be dismissed without costs; and

2.

such dismissal be for all purposes of the same force and effect as if the Order had been pronounced at the trial of this counterclaim on its merits.

Consented to:

_____________________________________

Solicitor for the Plaintiff

Jonathan S. McLean

_____________________________________

Solicitor for the Defendant

Marvin Lithwick

By the Court.

Registrar

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

WAIVER OF COSTS

The Defendant, Western Wind Energy Corp., hereby waives any entitlement it has to costs and disbursements in this proceeding as a result of the Plaintiff, Pacific Hydro International Pty. Ltd. filing a Discontinuance.

Dated: ______________________, 2007	___________________________________________________
Solicitor for the Defendant

Name and address of solicitor:

Marvin Lithwick

Kahn Zack Ehrlich Lithwick

Barristers & Solicitors

Suite 270 -10711 Cambie Road

Richmond, B.C. V6X 5GS

Telephone: (604) 230-9571

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

NOTICE OF DISCONTINUANCE

TAKE NOTICE that with the consent of all parties of record the Plaintiff, Pacific Hydro International Pty. Ltd. discontinues this proceeding against the Defendant, Western Wind Energy Corp.

Dated: ______________________, 2007	___________________________________________________
Solicitor for the Plaintiff

Consented to:

___________________________________________________
Solicitor for the Defendant Marvin Lithwick

Name and address of solicitor:

Jonathan S. McLean

Stikenian Elliott

Barristers and Solicitors

Suite 1700, Park Place

666 Burrard Street

Vancouver, BC V6C 2X8

Telephone: (604) 631 1300

No. S067154

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

PACIFIC HYDRO INTERNATIONAL PTY. LTD.

PLAINTIFF

AND:

WESTERN WIND ENERGY CORP.

DEFENDANT

ORDER

	))	_____________ day, the
BEFOFRE	) A REGISTRAR )	_____________ day of
	))	_____________ , 2007

ON THE APPLICATION of the Defendant, Western Wind Energy Corp., without a hearing and by consent:

THIS COURT ORDERS that

1.

the within proceedings, including all claims and counterclaims, be dismissed without costs; and

2.

such dismissal be for all purposes of the same force and effect as if the Order had been pronounced at the trial of this action on its merits.

Consented to:

_____________________________________

Solicitor for the Plaintiff

Jonathan S. McLean

_____________________________________

Solicitor for the Defendant

Marvin Lithwick

By the Court.

Registrar

SCHEDULE II

Schedule of Fees for Services as

Transaction Agent

For

Pacific Hydro/Western Wind

Administrative Fees Billed Annually

01010	Acceptance Fee	$1,000.00

The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing. Includes fees and expenses, if any, of legal counsel (except for the fees associated with rendering a standard legal opinion).

04460	Transaction Agent Fee	$1,500.00

Taxes
30250	All Fees are subject to a tax at the current rate of	8.80%

Direct Out of Pocket Expenses
	Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the services and the responsibility involved. At our option. these charges will be billed at a flat fee or an hourly rare then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees sat forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including, agreement to any subsequent changes upon proper written notice. In this event your transaction to not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activism, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legs! entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Dated. November 13, 2007

EXHIBIT B

ADDITION TO SCHEDULE L

[See following two pages.]

ADDENDUM TO SETTLEMENT AGREEMENT – Page 4

IN THE SUPREME COURT OF VICTORIA AT MELBOURNE

COMMERCIAL. AND EQUITY DIVISION

COMMERCIAL LIST •

Folio 6045

No. 2089 of 2006

BETWEEN

PACIFIC HYDRO PTY LTD

(ABN 31 957 279 508)

Plaintiff

and

WESTERN WIND ENERGY CORPORATION

Defendant

AND BETWEEN

WESTERN WIND ENERGY CORPORATION

Plaintiff by counterclaim

And

PACIFIC HYDRO PTY LTD

(ABN 31 057 279 508)

Defendant by counterclaim

MINUTE OF CONSENT ORDERS

JUDGE:	Justice Hollingworth

DATE MADE:

ORIGINATING PROCESS:	Writ

HOW OBTAINED:	By consent of the parties

ATTENDANCES:	No attendance required

OTHER MATTERS:	Nil

THE COURT ORDERS BY CONSENT THAT:

1.

The proceeding be dismissed.

2.

The counterclaim be dismissed.

3.

No order as to costs.

2

_______________________________________________	_______________________________________________
Freehills	Deacons
Solicitors for the Plaintiff	Solicitors for the Defendant